EXHIBIT 10.27

Official translation from Italian language

EURL PEPINIERES VITICOLES

SALES CONTRACT

The PEPINIERES PHILIPPE DAYDE MONTANS 81600 in the person of Mr. Philippe Dayde, the representative of said enterprise, on the one part; the Company “ASCONI” S.R.L., in the person of Mr. ANATOLIE SIRBU, the chief financial officer of said enterprise, on the other part; have agreed on the following:

PEPINIERES PHILIPPE DAYDE undertakes to sell to the ASCONI S.R.L. following commodities in accordance with conditions stated below:

Description of Commodities: Certified engrafted seedlings.

Quantities envisaged for the season of 2004:

- CABERNET, SAUVIGNON various clones X SO4	n. 367382-
- GAMAY FREAUX (OR OTHER TINTURIER) SO4	n. 18592-
- MERLOT various clones X SO4	n. 48016-
- CHARDONNAY various clones SO4	n. 57211-

Transportation shall be performed on the Buyer’s account on or before 31.03.2004.

Unit Price: Euro 1,00. Excluding customs and import duties.

Plants shall be preserved by paraffination with roots cut up to +/- 8cm and wrapped in packing for prolonged storage.

Payments:

- Commodities of 2004:

Payment of 10% to enterprise the contract is concluded with:	Euro 49.120
Advance payment of 75% for delivery of plants	Euro 368.401
Final balance of 15% till 30.06.2004	Euro 73.680

The present Contract becomes valid following its signing by above indicated parties.

Besides special conditions provided above, the contract is made on the basis of general sales conditions disclosed on the back side of the present contract and applied to commercial operations of the E.U.R.L. Pepinieres Viticoles Philippe Dayde.

Dated : December 7, 2003

PEPINIERES PHILIPPE DAYDE	SRL ASCONI

/s/ Philippe Dayde	/s/ Anatolie Sirbu
Philippe Dayde	Anatolie Sirbu
Authorized Signature	Authorized Signature

Payments shall be made in conformity with following banking requisites:

BPTA GAILLAC 10507 00002 0022111434331

Contract is made and signed in three copies.